UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 05, 2005
Commission File No. 001-13783
INTEGRATED ELECTRICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0542208 (I.R.S. Employer Identification No.)
1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (713) 860-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 5, 2005, Integrated Electrical Services (the “Company”), Brink Electric Construction Co., (“Brink”), Brink Constructors, Inc., (the “Buyer”), and Douglas F. Brink, as guarantor, executed an Asset Purchase Agreement (the “Agreement”), providing for the sale of substantially all of the assets of the Company to the Buyer effective as of July 31, 2005, for a purchase price of $4,700,000.00, subject to adjustment. The closing of the transactions contemplated by the Agreement was also consummated on August 5, 2005. Mr. Brink was President of Brink prior to the sale and is President of the Buyer.
     In determining the sales price for the disposed-of assets and liabilities, the Company evaluated past performance, expected future performance, management issues, bonding requirements, market forecasts and the carrying value of such assets and liabilities and received a fairness opinion from an independent consulting and investment banking firm in support of this determination.
     The description of the Agreement provided in this item 1.01 is qualified in its entirety by reference to the Agreement itself, which is filed as Exhibit 10.1 to this current report on Form 8-K.
Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure
     On August 9, 2005, the Company issued a press release announcing results for its fiscal 2005 third quarter ended June 30, 2005 and the closing of the asset sale transaction discussed in Item 1.01 of this Current Report on Form 8-K. This press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement with Brink Constructors, Inc. dated August 5, 2005.

99.1	Press release, dated August 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer

Dated: August 10, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement with Brink Constructors, Inc. dated August 5, 2005.

99.1	Press release, dated August 9, 2005.